Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)
MONTHLY OPERATING STATEMENT FOR THE PERIOD FROM MARCH 10, 2005 TO APRIL 6, 2005
DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32203

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: May 16, 2005	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	April 6, 2005
ASSETS
Current assets:
Cash and cash equivalents	$34,224
Marketable securities	19,507
Trade and other receivables, less allowance for doubtful items of $5,926	175,857
Insurance claims receivable	19,496
Income tax receivable	34,031
Merchandise inventories, less LIFO reserve of $210,270	791,423
Prepaid expenses and other current assets	108,884

Total current assets	1,183,422

Property, plant and equipment, net	827,702
Other assets, net	117,789

Total assets	$2,128,913

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$282
Current obligations under capital leases	2,811
Accounts payable	113,473
Reserve for workers’ compensation insurance claims and self-insurance	79,167
Accrued wages and salaries	90,825
Accrued rent	2,332
Accrued expenses	103,517

Total current liabilities	392,407

Reserve for workers’ compensation insurance claims and self-insurance	133,165
Long-term debt	390
Long-term borrowings under DIP Credit Facility	106,277
Obligations under capital leases	7,905
Other liabilities	18,924

Total liabilities not subject to compromise	659,068

Liabilities subject to compromise	1,126,688

Total liabilities	1,785,756

Shareholders’ equity:
Common stock	141,947
Additional paid-in-capital	31,337
Retained earnings	189,704
Accumulated other comprehensive loss	(19,831)

Total shareholders’ equity	343,157

Total liabilities and shareholders’ equity	$2,128,913

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended April 6, 2005
Net sales	$758,936
Cost of sales, including warehouse and delivery expenses	569,573

Gross profit on sales	189,363
Other operating and administrative expenses	213,750
Impairment charges	51,265
Restructuring gains	(763)

Operating loss	(74,889)
Interest expense, net	6,397

Loss before reorganization items and income taxes	(81,286)
Reorganization items, net	(64,869)

Loss from continuing operations before income tax	(16,417)
Income tax expense	—

Net loss from continuing operations	(16,417)
Discontinued operations:
Loss from discontinued operations	(2,459)
Loss on disposal of discontinued operations	(65,301)
Income tax expense	—

Net loss from discontinued operations	(67,760)

Net loss	$(84,177)

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	April 6, 2005
Cash flows from operating activities:
Net loss	$(84,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of facilities	(851)
Reorganization items, net	(64,869)
Depreciation and amortization	11,710
Impairment charges	52,606
Stock compensation plans	(737)
Change in operating assets and liabilities:
Trade and other receivables	(40,194)
Merchandise inventories	(46,517)
Prepaid expenses and other current assets	(99)
Accounts payable	53,288
Reserve for insurance claims and self-insurance	3,227
Lease liability on closed facilities	70,919
Income taxes receivable	(26)
Defined benefit plan	(434)
Other accrued expenses	(2,673)

Net cash used in operating activities before reorganzation items	(48,827)
Cash effect of reorganization items	2,461

Net cash used in operating activities	(46,366)

Cash flows from investing activities:
Purchases of property, plant and equipment	(742)
Decrease in investments and other assets	847
Proceeds from sale of assets	668
Marketable securities, net	(59)

Net cash provided by investing activities	714

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	160,330
Gross repayments on DIP Credit Facility	(164,000)
Principal payments on long-term debt	16
Debt issuance costs	999
Principal payments on capital lease obligations	(157)
Other	205

Net cash used in financing activities	(2,607)

Decrease in cash and cash equivalents	(48,259)
Cash and cash equivalents at beginning of period	82,483

Cash and cash equivalents at end of period	$34,224

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in nine states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Bankruptcy Code” or “Chapter 11”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas.

The Chapter 11 proceedings were initiated in the United States Bankruptcy Court for the Southern District of New York (the “N.Y. Court”) on the Petition Date. On April 13, 2005, the N.Y. Court ordered a change of venue for the Company’s bankruptcy proceedings to the United States Bankruptcy Court for the Middle District of Florida (the “Florida Court”). The change in venue does not affect substantial rulings that have already been handed down by the N.Y. Court, including approval of debtor-in-possession financing, subject, however, to further order of the Florida Court. The cases are being jointly administered by the Florida Court under the caption “In re Winn-Dixie Stores, Inc., et al., Case No. 05-03817.” References to the “Court” refer to either the N.Y. Court or the Florida Court as appropriate.

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited consolidated financial statement including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended April 6, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its post-petition liabilities in the ordinary course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (see Note 3) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to (but may be related to) the operational and competitive challenges the Company faces in its ordinary course of business, as discussed in previous filings with the Securities and Exchange Commission (“SEC”).

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” all pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of April 6, 2005, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with absolute certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from estimated results determined using the factors above.

The consolidated statement of operations or cash flows for any interim period is not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Debtors currently operate the business as debtors-in-possession pursuant to the Bankruptcy Code. As a debtor-in-possession, Winn-Dixie is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Debtors under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. This could result in unsecured claims being compromised at less (and possibly substantially less) than 100% of their face value.

3.	DIP Credit Facility: The Court authorized Winn Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all of the Debtors’ assets and by a super priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility including a $300.0 million letter of credit sub-facility and a $40.0 million term loan. On March 31, 2005, $40.0 million of the outstanding borrowings on the revolving line portion of the DIP Credit Facility was converted to a term loan for which all material terms are consistent with the other portions of the DIP Credit Facility. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement filed as Exhibit 10.2 to a Current Report on Form 8-K filed February 24, 2005 and the amendment dated March 31, 2005 filed as Exhibit 10.4 to a Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, filed on May 16, 2005. The following capitalized terms have specific meanings as defined in the DIP Credit Facility agreement, as amended: Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility are based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral (LIBOR plus 2.0% or the bank’s prime rate plus 0.5% at April 6, 2005). In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such transactions, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group. In addition, the Company is required to provide the bank group with monthly projections no later than May 31, 2005. At that time, the Company will be subject to an EBITDA test and a capital expenditure test. At all times, the Company is not permitted to allow Excess Availability to fall below $100.0 million. As of April 6, 2005, the Company was in compliance with all covenants and requirements and Excess Availability was approximately $424.5 million, as summarized below:

April 6, 2005
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $249,804)	$530,790
Oustanding borrowings	(106,277)

Excess Availability as of April 6, 2005	$424,513

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

4.	Reclassifications: Certain operating items originally reported in the MOR for the period February 22, 2005 to March 9, 2005 were reclassified in the current period. The significant reclassifications include $65.2 million of net gains related to lease rejections that was reclassified from loss on disposal of discontinued operations to reorganization items, net, and $5.5 million of debt issue costs that were reclassified from reorganization items, net, to interest expense.

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K filed with the SEC on August 26, 2004 for the fiscal year ended June 30, 2004 and Quarterly Report on Form 10-Q filed with the SEC on May 16, 2005 for the quarter ended April 6, 2005.

6.	Cash: As of April 6, 2005, cash consists of cash in stores and ATMs of $11.3 million, cash held in accounts of Non-Filing Entities of $10.9 million and operating cash of $12.0 million.

7.	Liabilities Subject to Compromise: Under bankruptcy law, actions by creditors to collect upon liabilities of the Debtors incurred prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors without approval of the Court. Except for secured debt, employee payroll and benefits including payroll-related taxes, sales and use taxes, reserve for workers’ compensation insurance claims and self-insurance, and other accrued items that are paid with authorization from the Court, all pre-petition liabilities have been classified as liabilities subject to compromise in the consolidated balance sheet as of April 6, 2005. These amounts reflect management’s current estimate of the amount of pre-petition claims that are subject to restructuring in the Chapter 11 cases. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases (see below), assumption of contracts, termination of prior payment authorization by Court order, or other events. It is anticipated that such adjustments, if any, could be material. Payment terms for the amount classified as subject to compromise will be established in connection with a plan of reorganization.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

The following table summarizes the components of liabilities subject to compromise in the consolidated balance sheet as of April 6, 2005:

April 6, 2005
Senior notes, including accrued interest	$310,540
Accounts payable	377,543
Closed store reserves and accrued rent	130,455
Claims from rejected leases	92,439
Non-qualified retirement plans	93,719
General liability and auto claims	75,764
Other liabilities	46,228

Liabilities subject to compromise	$1,126,688

Non-qualified retirement plans consist of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $78.1 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $15.6 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Debtors agree to perform their obligations and cure all existing defaults under the contract or lease, and “rejection” means that the Debtors are relieved from their obligations to perform further under the contract or lease, but are subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

The Debtors are in the process of reviewing their executory contracts and unexpired leases to determine which they will reject in addition to the leases related to 147 closed facilities that were previously rejected. On April 29, 2005, the Company filed a motion to reject another 24 leases, and a Court order is pending. Management expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Management also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

8.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and is presented separately in the consolidated statement of operations. The following describes the components of reorganization items, net:

Four weeks ended April 6, 2005
Professional fees	$5,491
Lease rejections	(65,236)
Write-off of debt issue costs	(5,456)
Other	332

Reorganization items, net	$(64,869)

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since after considering the information available, it was determined that it is more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit from its losses during the four weeks ended April 6, 2005.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended April 6, 2005

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$610,648
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	291
Crackin’ Good, Inc.	05-03821	3
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	4,351
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	82
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	10,372
Winn-Dixie Montgomery, Inc.	05-03837	52,092
Winn-Dixie Procurement, Inc.	05-03838	410,010
Winn-Dixie Raleigh, Inc.	05-03839	49,811
Winn-Dixie Supermarkets, Inc.	05-03840	243

Total Disbursements		$1,137,903

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 2: Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld (Unaudited)

Amounts in thousands

Total Gross Wages and Salaries Paid or Incurred	$110,235

Total Gross Taxable Sales	$386,465

Tax Category	Government	Tax Balance at 03/09/2005	Amounts Collected or Withheld	Additions/ Adjustments	Amount Paid	Tax Balance at 04/06/2005
Employee Income Tax Withholding	Federal	$2,380	10,475	—	(10,548)	2,307
Employee Income Tax Withholding	State and Local	1,774	1,652	—	(2,169)	1,257
FICA - Employee and Employer	Federal	3,818	15,927	—	(16,011)	3,734
Unemployment Taxes	Federal and State	5,068	1,040	—	(5)	6,103

Total Payroll/Benefit Taxes		13,040	29,094	—	(28,733)	13,401
Corporate Income Taxes	Federal and State	(34,529)	—	524	(26)	(34,031)
Sales and Use Taxes	State and Local	22,097	23,155	(109)	(23,586)	21,557
Other Taxes	State and Local	1,301	—	1,688	(1,614)	1,375
Personal Property Taxes	State and Local	2,464	—	1,227	(1)	3,690
Real Estate Taxes	State and Local	623	—	116	—	739

Total Taxes		$4,996	52,249	3,446	(53,960)	6,731

By order of the Court, the Debtors were authorized, but were not directed, to pay any undisputed pre-petition tax, fee and fine obligations owing to governmental entities in the ordinary course of business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 3: Certification

The undersigned verifies that, to the best of my knowledge, all insurance premiums for the various policies have been paid to the proper insurance company or broker when due, and that all insurance policies are in force as of the date of this report.

Date:	May 16, 2005	By:	/s/ Bennett L. Nussbaum
Title:	Senior Vice President and Chief Financial Officer	Name:	Bennett L. Nussbaum

Schedule 4: Accounts Receivable Aging (Unaudited)

Amounts in thousands

As of April 6, 2005
Debtors:
0-30 days old	$122,252
31-60 days old	36,391
61-90 days old	15,771
91+ days old	5,639

Total Debtor accounts receivable	180,053
Amount considered uncollectible	(5,916)

Net Debtor accounts receivable	174,137
Net other accounts receivable	1,720

Consolidated accounts receivable	$175,857

Note: other accounts receivable are primarily those of Non-Filing Entities.

Schedule 5: Accounts Payable Aging

All undisputed post-petition accounts payable of the Debtors have been paid currently.